Exhibit 10.3

Agreement NO: HBYT-CY-2008-JS-147

Technological Services Agreement

Title of Agreement: Nano MD Filming Oil Displacement for Block WEN120

Services Consignor (Party A): PetroChina Huabei Oil Field Company

Legal Address: Hui-Zhan-Dao Renqiu City, Hebei Province, PRC

Legal Representative (Responsible Person): SU Jun

Contact Person: CAO Lan-Zhu

/s/

(Name of Legal Representative)

Name:

/s/ Song Zhizong

(Name of Authorized Agent)

Name: Song Zhizong

Location of Agreement Signed: Renqiu City (County) Hebei Province

Date of Agreement Signed: July 17, 2008

Services Provider (Party B): Tianjin New Highland Science Development Co., Ltd.

Legal Address: Dagang Development Zone, Tianjin City, PRC

Legal Representative (Responsible Person): XIN Guo-Qiang

Contact Person: DONG Su-Lin

/s/ Xin Guoqiang

(Name of Legal Representative)

Name: Xin Guoqiang

/s/

(Name of Authorized Agent)

Name:

Location of Agreement Signed: Renqiu City (County) Hebei Province

Date of Agreement Signed: July 17, 2008

1 General Introduction

In accordance with the provisions of currently effective laws and regulations, including but not limited to the Contract Law of the People’s Republic of China, following the principles of equality, volition, fairness, trust, and credibility, the two parties have through friendly consultation signed this Agreement into effect with regard to the provision of technological services for Nano MD Filming Oil Displacement for Block WEN120 (“Services”).

2 Content and Approach of Services

2.1 Content of Services

2.1.1 Party B agrees to use Nano MD filming technologies to develop oil-increasing plans that raise extraction efficiency for the 49 oil wells and 15 water wells of Fault Block WEN120 (“WEN120”), and to conduct construction work by strictly following its plans.

2.1.2 Party B shall be responsible for the development of technological plans, technological measures of Nano MD filming oil displacement, and onsite technological construction.

2.2 Approach of Services: Under the terms of this Agreement, Party B shall only be responsible for covering the costs of construction staff and MD filming agents; Party A shall cover all remaining costs.

2.3 Technological Requirements and Verification/Acceptance Standards for the Services Provided:

2.3.1 Services shall realize the designated volume of raw oil production, at the quota of 75,000 tons of delivered raw oil during the effective term of this Agreement.

2.3.2 Method of calculating raw oil production volume: the production volume of raw oil shall be determined by the existing production calculation methods of WEN120 with regard to liquid volume calculation and water content testing.

2.3.3 Payments for Services shall be made on the basis of the volume of raw oil actually produced from WEN120, at the rate of 330 RMB/ton (volume shall be disregarded when less than one ton).

3 Effective Term, Location, and Schedule of Services

3.1 Effective term of Services: from the effective date of Agreement through January 1, 2012.

3.2 Location of Services provision: onsite WEN120.

3.3 Schedule arrangement:

From the effective date of Agreement through January 1, 2009: the surface flow alteration phase for Party A and plan design phase for Party B;

From January 1, 2009 through January 1, 2012: the provision of Services phase.

4 Supplying Documents and Relevant Materials

4.1 Party A shall provide Party B with technological documents, data, materials, and/or samples:

It shall punctually provide all such basic documents and materials as required for the operation of the project.

4.2 Party B shall provide Party A with documents, data, materials, and/or samples:

Including, but not limited to, production manuals regarding MD filming, production verification reports, and reports on project implementation and outcomes.

5 Costs and Payment

5.1 The payments for Services under the terms of this Agreement are calculated by multiplying the actual volume of oil produced in a given year by the rate of 300 RMB/ton. Party A shall be responsible for making the payments for Services to Party B in accordance with this Agreement.

5.2 Payment method: Services shall be verified on a monthly basis, billings shall be settled on a quarterly basis, and accounts shall be closed on an annual basis.

6 Rights and Obligations

6.1 Apart from the rights and obligations mentioned under other provisions of this Agreement, the parties’ rights and obligations are set forth as follows:

6.1 Rights of Party A

6.1.1 Party A has the right to request Party B to deliver results of Services in accordance with the terms of this Agreement.

6.1.2 Party A has the right to check and supervise, at any point in time, the Services provided by Party B.

6.1.3 Party A has the right to request Party B to correct errors and/or solve problems that arise during the process of providing the Services.

6.1.4 Party A has the right to request Party B to supply technological materials and/or necessary technological guidance.

6.1.5 Other Rights: N/A

6.2 Obligations of Party A

6.2.1 Party A shall provide Party B with the technological documents, data, materials, and/or samples as mentioned in Section 4.1 of this Agreement within N/A days after the effective date of this Agreement.

6.2.2 Party A shall provide Party B with the following work conditions: N/A, and the resultant costs shall be covered by N/A.

6.2.3 Party A shall issue a response within N/A days after receiving notifications from Party B requesting Party A to improve or replace technological documents, data, materials, and/or samples that do not conform to the terms under this Agreement.

6.2.4 Party A shall make payments to Party B in accordance with the terms under this Agreement.

6.2.5 Party A shall conduct verifications of project outcomes in accordance with the terms of this Agreement.

6.2.6 Others N/A.

6.3 Rights of Party B

6.3.1 Party B has the right to accept the technological documents, data, materials, and/or samples provided by Party A.

6.3.2 Party B has the right to obtain payments after delivering Services in accordance with the terms under this Agreement.

6.3.3 Party B has the right to notify Party A of requests for improvement and/or replacement if Party B detects noncompliance in the technological documents, data, materials, and/or samples provided by Party A, and the notifications shall be issued within thirty (30) days after the reception of the aforementioned materials or the date on which work was begun. If Party B does not issue any notifications for improvement and/or replacement within the aforementioned time limit, it shall automatically be designated that the materials and work conditions provided by Party A satisfy the requirements under the terms of this Agreement.

6.3.3 Other rights: Volume calculation shall be completed by Party A and supervised by Party B, and the results shall be given approval by both parties. Oil well sampling, lab testing, and production reporting shall be completed by Party A and supervised by Party B, following the existing operational procedures of Party A and entailing approval from both parties.

6.4 Obligations of Party B

6.4.1 Party B shall securely store the technological documents, samples and other items provided by Party A. During the course of executing this Agreement, if continuation of its work under this Agreement proves to pose a risk of damaging the materials, samples, and/or equipment, Party B shall stop working and issue timely notifications to Party A. Within one (1) month after the completion of the work under this Agreement, Party B shall return all the aforementioned technological documents, materials, and samples to Party A, and may not knowingly retain any duplicate copies.

6.4.2 When accessing Party A’s plants, Party B shall abide by the regulations and rules of Party A, and shall be held accountable for any losses resulting from its violation of Party A’s regulations and rules.

6.4.3 After the project is verified and accepted, Party B shall transfer to Party A the technological know-how, technological documents, and necessary technological guidance relevant to the project.

6.4.5 Others N/A.

7 Health, Work Safety, and Environmental Protection

Both parties shall execute their respective rights, obligations, and duties of health, work safety, and environmental protection according to applicable regulations.

8 Ownership and Confidentiality of Technological Outcomes

8.1 Party A shall possess the new technological outcomes as the result of utilizing the Services provided by Party B.

8.2 The ownership and intellectual property rights of the technological outcomes that arise during Party B’s provision of services, including but not limited to new technologies, new craftsmanship, new methods, new inventions, and new discoveries, shall be determined under the terms specified in Section 8.2.1 as follows:

8.2.1 Party A possesses the ownership right and intellectual property right, while Party B may make FREE (free or paid) use of the rights. Without consent from Party A, Party B may not allow any third party to use those rights. In the event that Party A transfers the ownership and/or intellectual property right to any third party, Party B’s right of use shall not be affected.

8.2.2 Party B possesses the ownership right and intellectual property rights, while Party A may make N/A (free or paid) use of the rights. Without consent from Party B, Party A may not allow any third party to use them. In the event that Party B transfers the ownership and/or intellectual property right to any third party, Party A’s right of use shall not be affected.

8.2.3 Jointly owned by both parties, and the profits shall be distributed through the method of N/A. Either party’s transfer of the technologies to a third party shall be approved by the other party.

8.4 Confidentiality

8.4.1 During the course of executing this Agreement, Party A rightfully possesses all the original documents that Party B obtains as well as the existing work outcomes and relevant documents in possession of Party A; Party B bears confidentiality obligations for all of the aforementioned materials. Without prior written consent from Party A, Party B may not disclose these materials by any means during or after the effective term of this Agreement. Information of confidential nature, under this Agreement, includes but is not limited to drawings, charts and tables, and data. The following types of information, however, are not regarded as confidential:

A That which is publicly available.

B That which is obtained from any third party who does not bear any confidentiality obligations.

8.4.2 Party A bears confidentiality obligations for the new technologies and new methods owned by Party B, and without prior written consent from Party B, may not make any disclosures through any means.

8.4.3 The confidentiality terms under the provisions herein remain legally binding within N/A years after the expiration of this Agreement.

9 No third party claim

Each party shall guarantee that the other party shall not suffer any discrepancy or that no third party intellectual property right shall be violated due to the use of equipment, materials, work procedures and craftsmanship, software, and other matters protected by intellectual property rights that the providing party allows the receiving party to use. If any third party’s rights are violated, the providing party shall be held accountable for the transaction with the third party and for the resultant legal and financial liabilities. Any losses caused to the receiving party, due to violations of third party rights, shall be compensated for under the terms of this Agreement.

10 External Relations

Within the location where Party B provides the Services, Party B shall be solely responsible for the external work relations with other related services.

11 Force Majeure

11.1 Events of force majeure include, but are not limited to, the following unavoidable and unpreventable cases: wars, riots, earthquakes, tornadoes, and floods.

11.2 In the event that personnel from an involved party is impacted by force majeure and not able to execute this Agreement, the affected party shall notify the other party immediately, take proactive measures to minimize the losses that might be caused by force majeure, and provide the other party with proof of force majeure within THIRTY (30) days after the occurrence of force majeure.

11.3 In the event that this Agreement cannot be fulfilled punctually as contracted or cannot be executed at all, each party shall be responsible for its own resulting losses. If losses are amplified due to the fact that the party impacted by force majeure fails to notify the other party of the occurrence of force majeure, as is its obligation, and/or if any party fails to take proactive measures to minimize losses, the responsible party shall compensate the increased sum of losses to the other party. When events of force majeure cease or their impacts cease to exist, and if the purposes of this Agreement are still realizable, the parties shall continue to execute the terms of this Agreement, with the effective duration and/or relevant implementing phases being extended accordingly.

12 Liability for Breach of Agreement

12.1 Party A’s Liability for Breach of Agreement

12.1.1  If Party A fails to provide Party B with the relevant technological documents, data, samples and work conditions, as in accordance with this Agreement, hence preventing Party B from delivering the Services in line with the criteria under the terms of this Agreement, Party A shall be held liable for breach of Agreement and compensate the corresponding financial losses.

12.1.2 If Party A makes payments for Services THIRTY (30) days or more after the deadline, it shall pay Party B late fees, calculated on a daily basis, in the amount equivalent to banking deposit interests during the corresponding period.

12.1.3 If Party A violates the confidentiality terms of Sections 8.4.2 & 8.4.3, it shall compensate for the direct financial losses of Party B.

12.1.4 Other terms of agreement N/A.

12.2 Party B’s Liability for Breach of Agreement

12.2.1 If Party B fails to fulfill this Agreement, it shall be held liable for breach of Agreement, and compensate the direct losses of Party A, in which case Party A has the right to cancel this Agreement unilaterally.

12.2.2 If Party B provides Services after the designated deadline, it shall be held liable for breach of Agreement, and shall pay Party A monetary compensation in the amount of 3% of a given year’s total of Services payments due. If Party B fails to complete work beyond THIRTY (30) days after the designated deadline, Party A shall have the right to cancel this Agreement unilaterally and Party B shall refund all Services payments already made.

12.2.3 If the Services provided by Party B do not meet the standards under the terms of this Agreement, it shall be responsible for making correction so that the Services comply with those standards. If, during Party B’s efforts to make corrections, the effective term of this Agreement expires, Party A shall, according to actual circumstances, allow Party B a certain grace period in order to complete corrective work. If Party B fails to provide Services that comply with the standards at the end of the grace period, or if Party A refuses to give Party B a grace period, Party A has the right to unilaterally cancel this Agreement at the end of grace period or after the expiration date of this Agreement, and Party B shall refund all the payments already made by Party A. If Party B successfully completes corrective work, but at a time later than the deadline, Party B shall pay late fees according to the terms set forth in Section 12.2.2.

12.2.4 If Party B realizes that the technological documents, data, samples and/or work conditions provided by Party A do not comply with the terms under this Agreement, but Party B fails to notify Party A in written form of such a fact in accordance with Section 6.3.3, hence causing Services to be suspended, delayed, or impossible to be fulfilled, Party B shall be held liable for breach of Agreement, and compensate the corresponding financial losses of Party A.

12.2.5 If Party B breaches the terms set forth under Sections 8.4.1 & 8.4.3, it shall compensate the direct losses of Party A.

12.2.6 Other terms NA.

13 Insurance

13.1 Party B shall purchase insurance for all its equipment and staff. If equipment damages and/or human causalities occur (except those due to the fault of Party A), Party B shall claim compensation from the insurance companies, and Party A shall be exempt from any liabilities.

13.2 If equipment damages and/or human losses of Party B are caused by Party A, Party B shall claim compensation from the insurance companies and Party A shall only be held accountable for the compensation of losses beyond the scope of insurance compensation. Party A shall not be held accountable for the losses that are not insured.

14 Effectiveness, Changes, and Termination of this Agreement

14.1 This Agreement enters into effect through the signing and seal-stamping of the parties’ legal representatives.

14.2 The parties may negotiate changes made to this Agreement, and the changes shall be signed into contract in written form.

14.3 This Agreement terminates if one or more of the following takes place:

14.3.1 This Agreement is fulfilled in accordance with the terms and conditions herein.

14.3.2 The parties, through negotiation, agree to terminate this Agreement.

14.3.3 One party terminates this Agreement according to the conditions set forth in Section 14.4 below.

14.3.4 Other reasons: NA.

14.4 If one or more of the following happens to one party, the other party has the right to terminate this Agreement in the form of written notification, under the condition that other remedial or corrective measures under this Agreement shall not be affected:

14.4.1 Bankruptcy and/or liquidation;

14.4.2 Events of force majeure persist for THIRTY (30) days or more, making it impossible to materialize the purposes of this Agreement;

14.4.3 Failure to execute the confidentiality obligations under the terms of this Agreement;

14.4.4 Failure to execute the obligations under the terms of this Agreement, and failure to complete corrective work within NA days after breach of Agreement or by the end of the grace period agreed to by both parties.

14.4.5 Other occurrences: NA.

15 Settlement of Disputes

If disputes arise during the course of executing this Agreement, both parties shall negotiate solutions regarding dispute settlement in a timely fashion.

If negotiation fails, the parties agree to adopt the SECOND method as follows:

First, submit for arbitration to N/A (name of arbitrating entity), following the entity’s arbitration principles.

Second, appeal to the People’s Court of Law of Renqiu City.

Third, if this Agreement is an affiliated transaction contract, the parties shall first of all endeavor to settle disputes through negotiation, and when negotiation fails, they shall settle disputes by following the terms and conditions set forth in the master contract and relevant subcontract(s) of the affiliated transaction.

16 Miscellaneous

16.1 With regard to matters not mentioned in this Agreement, the parties shall sign supplementary agreements through negotiation in accordance with national laws, rules, and other relevant regulations.

16.2 This Agreement is signed in FOUR (4) formal exemplars, with each party holding TWO (2) originals and FOUR (4) duplicates, with each party holding TWO (2) originals. The notifications, reports, and correspondences, as required for the execution of this Agreement, shall be delivered, effective in written form only, to the address designated by the parties.